                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                      PRECISION OPTICS CORPORATION, INC.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                      PRECISION OPTICS CORPORATION, INC.
                               22 EAST BROADWAY
                         GARDNER, MASSACHUSETTS 01440

                                                                October 11, 1996

To the Shareholders:

     The Board of Directors and Officers of Precision Optics Corporation, Inc. invite you to attend the 1996 Annual Meeting of Shareholders to be held Tuesday, November 12, 1996, at 10:00 a.m. at the Westminster Village Inn, Village Inn Road, Westminster, Massachusetts.

     A copy of the Proxy Statement and the Company's 1996 Annual Report to Shareholders are enclosed.

     If you cannot be present at the meeting, please mark, date, and sign the enclosed proxy and return it as soon as possible in the enclosed envelope.



                                           Very truly yours,


                                           RICHARD E. FORKEY
                                           President

                      PRECISION OPTICS CORPORATION, INC.
                               22 EAST BROADWAY
                         GARDNER, MASSACHUSETTS 01440


                NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS

                              NOVEMBER 12, 1996

     The 1996 Annual Meeting of Shareholders of Precision Optics Corporation, Inc. will be held on Tuesday, November 12, 1996, at 10:00 a.m. at the Westminster Village Inn, Village Inn Road, Westminster, Massachusetts, for the following purposes:

     1. To elect one director to hold office for a three-year term and until his successor shall be elected and shall have been qualified; and

     2. To transact any and all other business that may properly come before the meeting or any adjournment thereof.

     All shareholders of record at the close of business on Monday, September 30, 1996, are entitled to notice of and to vote at the meeting.

     Shareholders are requested to sign and date the enclosed proxy and return it in the enclosed envelope. The envelope requires no postage if mailed in the United States.


                                          By Order of the Board of Directors,


                                          EDWARD A. BENJAMIN
                                          Clerk

October 11, 1996

                      PRECISION OPTICS CORPORATION, INC.

                               PROXY STATEMENT

                               ---------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This Proxy Statement and form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Precision Optics Corporation, Inc., a Massachusetts corporation (the "Company"), for the 1996 annual meeting of shareholders of the Company to be held November 12, 1996, at 10:00 a.m. and any adjournments thereof, for the purposes set forth in the notice of meeting. The Company was incorporated in 1982, and its principal executive offices are at 22 East Broadway, Gardner, Massachusetts 01440 (telephone 508-630-1800). This Proxy Statement and form of proxy are first being distributed to shareholders on or about October 11, 1996.

VOTING RIGHTS AND OUTSTANDING SHARES

     As of September 30, 1996, the Company had outstanding 5,980,502 shares of Common Stock, $0.01 par value (the "Common Stock"). Each share of Common Stock entitles the holder of record thereof at the close of business on September 30, 1996 to one vote in person or by proxy on the matters to be voted upon at the meeting.

     The Company will bear all the costs of the solicitation of proxies. The Board of Directors may arrange with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for the reasonable out-of-pocket expenses incurred in so doing. In addition to the solicitation of proxies by use of the mails, the Company may use the services of some of its directors, officers, and regular employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally or by mail or telephone.

     Consistent with Massachusetts law and under the Company's by-laws, the vote of a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

     If the enclosed form of proxy is properly signed and returned and not revoked, the shares represented thereby will be voted at the Annual Meeting. If the shareholder specifies in the proxy how the shares are to be voted, they will be voted as specified. If the shareholder does not specify how the shares are to be voted, such shares will be voted to elect the nominee for director. Shares represented by proxies that withhold authority to vote for the nominee for election as a director or indicate an abstention or a "broker non-vote" (that is, shares represented at the Meeting held by brokers or nominees as to which
(i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Such shares, however, will not constitute votes cast at the meeting and thus will have no effect on the outcome. The election of director described below requires a plurality of votes cast. Should the person so named as nominee be unable or unwilling to serve as director, the persons named in the form of proxy for the annual meeting may, in their discretion, vote for such other person or may vote to fix the number of directors at such number less than four, as the Board of Directors may recommend. Any shareholder has the right to revoke his or her proxy at any time before it is voted by attending the meeting and voting in person or by filing with the Clerk of the Company a written instrument revoking the proxy or another newly executed proxy bearing a later date.

     At the date hereof, the Company's management has no knowledge of any business other than that described in the notice for the annual meeting which will be presented for consideration at such meeting. If any other business should come before such meeting, the persons appointed by the enclosed form of proxy may, in their discretion, vote all such proxies, as the Board of Directors may recommend. The persons appointed by the enclosed form of proxy also may, in their discretion, vote all proxies with respect to matters incident to the conduct of the meeting.

                        ITEM 1.  ELECTION OF DIRECTORS


     The Company's Board of Directors is divided into three classes, as nearly equal in number as reasonably possible, with staggered terms of office. Only one class is elected each year, and each director serves a three year term and until his or her successor has been duly elected and qualified. The Board of Directors has fixed the number of directors at four. At the annual meeting it is intended that the Company's Class III Director (Mr. Shannon) be elected to hold office until the annual meeting of shareholders in 1999 and until his respective successors have been duly elected and qualified. The nominee is currently a director of the Company. The directors in Class I (Messrs. Forkey and Benjamin) will hold office until the annual meeting of shareholders in 1997, and the director in Class II (Mr. Pitlor) will hold office until the annual meeting of shareholders in 1998 (and in each case, until their successors have been duly elected and qualified). The names, ages, principal occupations for at least the last five years, and certain other information with regard to the directors, including the nominees, are as follows:

           NAME AND YEAR                          PRINCIPAL OCCUPATION; DIRECTORSHIPS
      FIRST ELECTED DIRECTOR         AGE               OF OTHER PUBLIC COMPANIES
      ----------------------         ---   ---------------------------------------------------
Richard E. Forkey (1982)*..........   56   President, Treasurer, and a director of the Company
                                           since founding the Company in 1982; Clerk of the
                                           Company from May 1983 to June 1990.

Edward A. Benjamin (1990)*.........   58   Clerk and a director of the Company since June
                                           1990. Mr. Benjamin has been a partner in the law
                                           firm of Ropes & Gray, Boston, Massachusetts, since
                                           1969.

Joel R. Pitlor (1990)*.............   57   Since 1979, president of J.R. Pitlor, a management
                                           consulting firm that provides strategic business
                                           planning, which Mr. Pitlor founded. Mr. Pitlor has
                                           provided business planning consultation to the
                                           Company since 1983. Mr. Pitlor has been a director
                                           of Bioplasty, Inc., a Minnesota-based medical
                                           products supplier, since 1988 Mr. Pitlor has been a
                                           director of the Company since June 1990.

Robert R. Shannon (1990)...........   64   Since 1969, professor at the Optical Sciences
                                           Center of the University of Arizona and Director of
                                           the Center from 1983 to July 1992. Mr. Shannon has
                                           been a director of the Company since June 1990.


---------------

* Directors whose terms do not expire this year.


     All of the shareholders holding shares of the Company's Common Stock are entitled to cast one vote in person or by proxy for each share standing in their names and are entitled to elect one director at the 1996 annual meeting. If the nominees are not available as candidates when the election occurs, the persons named in the proxy may, within their discretion, vote for the election of such other persons as the Board of Directors may designate or to reduce the number of directors correspondingly. The Company has no reason to believe that the nominees will not be available for election.

BOARD OF DIRECTORS

     During the fiscal year ended June 30, 1996, the Company's Board of Directors held three meetings. The Option Committee of the Board of Directors acted by unanimous consent on three occasions during the fiscal year ended June 30, 1996.

     Information as to ownership of the Company's securities by the nominee for director is included under the heading "Security Ownership of Certain Beneficial Owners and Management."

                               EXECUTIVE OFFICERS

     The Company's executive officers as of June 30, 1996 were as follows:

            NAME               AGE                    POSITION
            ----               ---                    --------
Richard E. Forkey...........   56   President, Treasurer

Jack P. Dreimiller..........   48   Senior Vice President, Finance, and Chief Financial
                                    Officer

Robert C. Meinhold..........   41   Vice President, Sales and Marketing


     Mr. Forkey has been the President, the Treasurer, and a director of the Company since he founded the Company in 1982. He was the Clerk of the Company from May 1983 to June 1990.

     Mr. Dreimiller has been Senior Vice President, Finance and Chief Financial Officer since April 1992. From 1986 to 1991, he was Vice President, Finance at Xerox Imaging Systems, Inc., a wholly-owned subsidiary of Xerox Corporation and manufacturer of optical scanning systems and reading machines for the blind.

     Mr. Meinhold has been Vice President, Sales and Marketing since January 1994. From November 1992 to January 1994, he was Director, Sales and Marketing of the Company. From January 1991 to November 1992, he was Director of Marketing at Davis and Geck, a division of American Cyanamid Corporation and manufacturer of surgical devices. From 1989 to 1990, Mr. Meinhold was National Sales Manager of the Patient Care Division of C.R. Bard, a manufacturer of medical and surgical equipment.

                 COMPENSATION AND OTHER MATERIAL TRANSACTIONS
                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation for the last three completed fiscal years awarded to, earned by, or paid to the Company's Chief
Executive Officer at June 30, 1996 and most highly paid executive officers who served as executive officers at June 30, 1996 whose total annual salary and bonuses for the fiscal year ended June 30, 1996 exceeded $100,000 for all services rendered in all capacities to the Company and its subsidiaries (the
"Named Executive Officers").

                                          SUMMARY COMPENSATION TABLE


                                                                                              LONG TERM
                                                                                             COMPENSATION
                                                                                                AWARDS
                                                                                             ------------
                                                     ANNUAL COMPENSATION                      SECURITIES
                                    ------------------------------------------------------    UNDERLYING
   NAME AND PRINCIPAL POSITION                                              OTHER ANNUAL       OPTIONS
        AT FISCAL YEAR END          YEAR     SALARY ($)     BONUS ($)     COMPENSATION ($)     (NUMBER)
   ---------------------------      ----     ----------     ---------     ----------------   ------------
Richard E. Forkey.................  1996       119,600          -0-            23,832(1)           -0-
President, Chief Executive Officer  1995       121,413          -0-            18,600(1)           -0-
                                    1994       120,726          -0-            13,850(1)           -0-

Jack P. Dreimiller................  1996       109,986          -0-             4,794(2)           -0-
Senior Vice President Finance       1995       101,950        1,000             3,384(2)        75,000
and Chief Financial  Officer        1994        96,481          -0-               -0-              -0-

Robert C. Meinhold................  1996       102,963          -0-             4,493(2)           -0-
Vice President                      1995        96,087        1,000             3,191(2)        60,000
Sales and Marketing                 1994        91,515          -0-               -0-              -0-


---------------

(1) Includes $5,145 and $3,971 for Company contribution to Profit Sharing Plan in 1996 and 1995, respectively, and $10,595, $6,736 and $5,962 for car expense and $6,688, $6,688 and $6,888 for premiums for a life insurance policy and a disability insurance policy for 1996, 1995, and 1994, respectively.

(2) Represents Company contribution to Profit Sharing Plan.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table summarizes for each of the named executive officers the total number of unexercised options, if any, held at June 30, 1996 and the value of unexercised in-the-money options, if any, held at June 30, 1996. In-the-money options are options where the fair market value of the underlying securities exceeds the exercise or base price of the option. The value of unexercised, in-the-money options at fiscal year-end is the difference between the exercise price of the option and the fair market value of the underlying stock on June
30, 1996, which was $1.88 per share. The underlying options have not been exercised, and actual gains, if any, on exercise will depend on the value of the Company's Common Stock on the date of exercise. None of the named executive officers exercised any stock option during the fiscal year ended June 30, 1996.

                                                          FISCAL-YEAR-END OPTION VALUES
                                             UNEXERCISED OPTIONS                  VALUE OF UNEXERCISED
                                             AT FISCAL-YEAR END                   IN-THE-MONEY OPTIONS
                                       -------------------------------           AT FISCAL YEAR-END ($)
                                       EXERCISABLE       UNEXERCISABLE       -------------------------------
                NAME                    (NUMBER)           (NUMBER)          EXERCISABLE       UNEXERCISABLE
                ----                   -----------       -------------       -----------       -------------
Richard E. Forkey....................        -0-                -0-                -0-                -0-
Jack P. Dreimiller...................     25,000             50,000             12,500             25,000
Robert C. Meinhold...................     24,000             36,000             12,000             18,000


LONG TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

     The Company has no long term incentive plan.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     The Company has no employment contracts in place with any named executive officers. The Company also has no compensatory plan or arrangement with respect to any named executive officer where such plan or arrangement will result from the resignation, retirement, or any other termination of such executive officer's employment with the Company and its subsidiaries or from a change in control of the Company or a change in the named executive officers' responsibilities following a change-in-control.


DIRECTOR COMPENSATION

     The Company pays each director who is not also an employee of the Company $250.00 per meeting which the director attends and reimburses the director for travel expenses.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has an arrangement with J.R. Pitlor ("J.R. Pitlor"), a company wholly owned by Mr. Pitlor, a director of the Company, under which Mr. Pitlor provides consulting services to the Company for a fee not to exceed $5,000 a month. Either party may terminate this arrangement at will. The Company paid J.R. Pitlor for consulting services aggregate fees of approximately $180,000 from July 1, 1993 to June 30, 1996.

     The Company leases its facility in Gardner, Massachusetts from Equity Assets, Inc. ("Equity"), a company wholly owned by Mr. Forkey, the President and Treasurer and a director of the Company, under a Lease Agreement dated January 2, 1989, at an annual base rent of $108,000. The Company pays Equity in monthly installments of $9,000. The lease expires December 31, 1999.

     The Company has paid legal fees to Ropes & Gray, a law firm of which Mr. Benjamin, the Clerk and a director of the Company, is a partner, of approximately $107,570 for fiscal year 1994, $34,478 for fiscal year 1995, and $29,510 for fiscal year 1996.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth information regarding the Company's Common
Stock owned as of the close of business on September 30, 1996, the record date for the 1996 Annual Meeting, by the following persons: (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common
Stock, (ii) each of the Company's directors and nominees for director who beneficially owns the Company's or its subsidiaries' Common Stock, other than directors' qualifying shares, (iii) each of the Company's most highly paid executive officers whose cash compensation exceeds $100,000 who beneficially owns the Company's or its subsidiaries' Common Stock, and (iv) all executive officers and directors, as a group, who beneficially own the Company's or its subsidiaries' Common Stock. The information on beneficial ownership in the table and footnotes thereto is based upon data furnished to the Company by, or on behalf of, the person listed in the table.

                                                                    AMOUNT AND
                                                                     NATURE OF
                     NAME AND ADDRESS                                BENEFICIAL
                    OF BENEFICIAL OWNER                             OWNERSHIP(1)         PERCENT(2)
                    -------------------                             ------------         ----------

FIVE PERCENT HOLDERS
--------------------

Equity Securities Trading Co., Inc...............................      638,719(3)          10.68%
2820 IDS Center
Minneapolis, Minnesota 55402

DIRECTORS AND OFFICERS
----------------------

Edward A. Benjamin*..............................................       12,500(4)             **
c/o Ropes & Gray
One International Place
Boston, MA 02110

Richard E. Forkey*...............................................    1,786,017             29.86%
c/o Precision Optics Corporation, Inc.
22 East Broadway
Gardner, MA 01440

Joel R. Pitlor*..................................................      100,117(5)           1.65%
c/o J.R. Pitlor
19 Chalk Street
Cambridge, MA 02139

Robert R. Shannon*...............................................       29,000(6)             **
7040 E. Taos Place
Tucson, AZ 85715

Jack P. Dreimiller...............................................       25,000(6)             **
c/o Precision Optics Corporation, Inc.
22 East Broadway
Gardner, MA 01440

Robert C. Meinhold...............................................       24,000(6)             **
c/o Precision Optics Corporation, Inc.
22 East Broadway
Gardner, MA 01440

All officers and directors as a group, including those named
  above (6 persons)..............................................    1,976,634(7)          32.19%

---------------

  * Director

 ** The percentage of shares beneficially owned by such person does not exceed one percent of the Company's Common Stock.

(1) Represents shares with respect to which each beneficial owner listed has or will have, upon acquisition of such shares, sole voting power and investment power.

(2) Percentages are calculated on the basis of the amount of outstanding Common Stock plus, for each person or group, any securities that person or group has the right to acquire within sixty days pursuant to options, warrants, conversion privileges, or other rights.

(3) Based on the Schedule 13G dated December 31, 1993, wherein Equity Trading Securities Co., Inc. reported the beneficial ownership of 638,719 shares of the Company's Common Stock.

(4) Includes 7,500 shares which may be acquired within sixty days upon the exercise of outstanding stock options.

(5) Includes 75,117 shares which may be acquired within sixty days upon the exercise of outstanding stock options.

(6) Represents shares which may be acquired within sixty days upon the exercise of outstanding stock options.

(7) Includes 160,617 shares which may be acquired within sixty days upon the exercise of outstanding stock options.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The directors have appointed Arthur Andersen LLP to examine the Company's financial statements for fiscal year 1997. The Company expects that a representative of Arthur Andersen LLP will be present at the annual meeting and available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.


                             SHAREHOLDER PROPOSALS

     Shareholders may present proposals for inclusion in the 1997 Proxy Statement and form of proxy relating to that meeting provided they are received by the Clerk of the Company no later than June 14, 1997 and are otherwise in compliance with applicable Securities and Exchange Commission regulations.

/X/ Please mark votes
    as in this example


                                                                                                                             With-
                                                                                                                        For  hold
                   PRECISION OPTICS                                             1) Election of Class III Director.      / /   / /
                   CORPORATION, INC.                                               The nominee for the Board of
                                                                                   Directors to serve for a three-
                                                                                   year term as Class III Director is

                                                                                         Robert R. Shannon

Please be sure to sign and date this Proxy.   Date
                                                  ---------------------------       Mark box at right if comments        / /
                                                                                    or address change have been
-------------------------------------  --------------------------------------       noted on the reverse side of
Shareholder sign here                  Co-owner sign here                           this card.



Detach card                                                          Detach Card

                       PRECISION OPTICS CORPORATION, INC.

     Dear Shareholder:

     Please take note of the important information enclosed with this Proxy Ballot. The Proposal, which is discussed in detail in the enclosed proxy materials, requires your immediate attention and approval.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign and date the card, detach it, and return your proxy vote in the enclosed postage paid envelope.

     Your vote must be received before the Annual Meeting of Shareholders on November 12, 1996. Thank you in advance for your prompt consideration of these matters.

     Very truly yours,


     Precision Optics Corporation, Inc.

                       PRECISION OPTICS CORPORATION, INC.

                               Common Stock Proxy


The undersigned, revoking any previous instructions, hereby acknowledges receipt of the Notice and Proxy Statement dated October 11, 1996. In connection with the Annual Meeting mentioned below, the undersigned hereby appoint(s) Richard E. Forkey and Edward A. Benjamin as attorneys of the undersigned, each with power to act alone and with full power of substitution, to act and to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Precision Optics Corporation, Inc. to be held on November 12, 1996, a 10:00 A.M. at the Westminster Village Inn Road, Westminster, Massachusetts, and at any adjournment or postponement thereof, upon the matters set forth in the proxy statement for such Annual Meeting. The foregoing attorneys are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER(S) ON THE REVERSE SIDE HEREOF OR, WHERE NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE CLASS III DIRECTOR NOMINEE.

  PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give your full title as such, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

---------------------------------------      -----------------------------------

---------------------------------------      -----------------------------------

---------------------------------------      -----------------------------------

                                 ATTACHMENT A


Your
Partner
with a
Vision



                          PRECISION OPTICS CORPORATION
                             [Graphic of Rectangle]

President's Letter                                            September 30, 1996

     Fiscal year 1996 was Precision Optics Corporation's third consecutive year of record sales, profitable operations, significant new products and important growth in technology and production capacity. With net income of $406,000 on sales of $8.1 million, the Company finished the year with a strong balance sheet, growing acceptance in traditional markets, and major emerging opportunities in the semiconductor and optical communication markets.

     Among the year's accomplishments:

     New Products in Current Markets
     - In late summer 1996 we completed customer testing of our new arthroscope, paving the way for production shipments starting this fall.
     - We are close to the release of yet another new generation of endocouplers designed to build on the very strong market acceptance of our current product line.
     - New endoscopic instruments for a number of current customers in at least four medical specialties are in development.
     - We developed and produced prototype lots of three advanced night-vision lens systems, including a night vision system that could go into production for the United States government by fiscal year 1998.

     New Technology and Production Capacity
     - We brought two advanced optical thin film production systems on line in early 1996.
     - Our new optical shop achieved successful production runs of ultra-high quality prisms, micro-optics and other specialized optics for a variety of medical, industrial and other applications.
     - By mid-year we were producing endoscope micro-prisms internally, enabling a major increase in future gross margins on endocscope products.
     - With a new 8,500 square-foot facility up and running in January 1996, we increased total production area by more than half and peak production rates by over 30% to 6,000 instruments per month.

     New Major Markets
     - By April, entry level thin film contracts were received for initial quality trials in the semiconductor device market.
     - We have also nearly completed work under a production contract for special prisms and thin films used in semiconductor production equipment.
     - Three potential customers are presently testing our new thin films for optical communication devices.

These highlights suggest the Company's growing internal and aggressive positioning in current and new markets as of the end of fiscal year 1996. Over the last three years we have achieved solid incremental growth by pursuing important niches in our traditional medical and night-vision markets. At the same time, we have begun to address broader growth opportunities in prospective high-margin markets that match our capabilities.

Looking forward, we are excited by the potential for sales growth, profitability and the appreciation of shareholder value, and we are confident in the ability of our people and technology to carry us to new levels of achievement. As always, we are grateful for the support of our shareholders, staff, Board of Directors, customers and associates. With your continued support, we have high expectations for fiscal years 1997 and beyond.

                                                    Richard E. Forkey
                                                    President

Front Cover Photo
Precision Optics new world class manufacturing facility in Fitchburg, Massachusetts





[Graphic of opticians]

Skilled optical technicians assemble state-of-the-art medical products to POC's own demanding quality specifications.

     Precision Optics Corporation is a recognized expert in advanced lens design, image analysis, optical systems design, structural design and analysis, prototype production and evaluation, optical testing, and high volume optical systems manufacture.

     Typical production rates are up to several thousand per month. Areas of special expertise include the production of lens systems and special optical thin film systems for optical character readers, precision optical registration devices and laser processing.

     Presently, POC is the only qualified American supplier of production lens systems for advanced generation military night-vision goggles. The Company's full line of high performance American-made medical instruments for the OEM market includes rigid endocscopes, endoscopic eyepieces and endocouplers for flexible endocscopes, various special purpose endocouplers and beamsplitters, and specialty endoscopes.

                    New POC optics shop provides security in sourcing unique, difficult to make optics.

                    [Graphic of optics shop]

January of 1996 saw many
changes in Precision Optics
Corporation's ability to serve
its customers. POC has
expanded its assembly and
testing capabilities by moving
these departments to a new
8,500 square foot facility.
This has enabled POC to follow
through on plans for in-house
production of unique
components, by establishing
our own state-of-the-art
optics shop. This, combined
with the installation of two
Leybold A-1100 coating
chambers, positions POC for
entry into high growth areas
such as Telecommunications,
Machine Vision and
Semiconductor
Microlithography.


POC has proven leadership and expertise in all phases of optical development and production. POC produces quality thin films in advanced clean room facilities for applications ranging from ultraviolet to near infrared in experimental runs or volume production.

These durable coatings perform to our customers' specifications: low absorption/high-reflection, partial reflection, anti-reflection, conductive, or other specialized spectral properties including developmental coatings for a variety of substrates such as ceramics, metals, glass, plastic, and crystals.

POC manufactures optical thin films with advanced, state-of-the-art instrumentation (ion sources, sputtering, electron beam deposition systems, optical monitors and crystal monitors) for precise control and repeatable thin film processes.



[Graphic of Microprocessors]

Leybold Model A-1100 thin film coating systems with ion sources and Leycom III Microprocessors provide automatic, repeatable and precise control of thin film processes.

[Graphic of coating capabilities]

POC's Coating capabilities allow participation in the Optical Telecommunications Machine Vision, and Semiconductor Microlithography markets.



[Graphic of Arthroscope]

POC-30 4 mm 30[degree] Arthroscope

Precision Optics Arthroscopes have been designed to provide bright high quality imagery, with an emphasis on very little distortion--almost negligible compared to all others.

Precision Optics has long been in the business of manufacturing and marketing optical devices to couple various endoscopes to video and still cameras. Continuing POC's commitment to providing the medical community with state-of-the-art instrumentation, these POC Arthroscopes represent a significant addition to the Company's medical optics product line.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-KSB

                ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                     For the Fiscal Year Ended June 30, 1996

                        Commission File Number 001-10647

                       PRECISION OPTICS CORPORATION, INC.
                 (Name of small business issuer in its charter)

       MASSACHUSETTS                                            04-279-5294
 (State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                22 EAST BROADWAY
                          GARDNER, MASSACHUSETTS 01440
               (Address of principal executive offices) (Zip Code)

                   Issuer's telephone number is (508) 630-1800
          Securities registered pursuant to Section 12(b) of the Act:

                                                      Name of each exchange on
     Title of each class                                   which registered
     -------------------                                   ----------------
COMMON STOCK, $.01 PAR VALUE                         BOSTON STOCK EXCHANGE, INC.

Securities registered pursuant to Section 12(g) of the Act: None

     Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15 of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No
                                                                       ---  ---

     Check if no disclosure of delinquent filers to Item 405 of Regulation S-B is contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. X
                  ---

     The issuer's revenues for its most recent fiscal year were $8,055,271.

     The aggregate market value of the voting stock, consisting solely of common stock, held by non-affiliates of the issuer computed by reference to the closing price of such stock was $7,808,409 as of June 30, 1996.

     The number of shares of outstanding common stock of the issuer as of August 31, 1996 was 5,980,502.


                       DOCUMENTS INCORPORATED BY REFERENCE

     The issuer's Proxy Statement for the 1996 Annual Meeting of Shareholders to be held on November 12, 1996 is incorporated into Part III of this Form 10-KSB.

                                     PART I

ITEM 1. BUSINESS
        --------

Business Development.
---------------------

     Precision Optics Corporation, Inc. (the "Company") designs, develops, manufactures, and sells specialized optical systems and components and optical thin film coatings.

     The Company completed a private placement of 1,000,000 shares of Common Stock in August 1990, an initial public offering of 1,200,000 shares of Common Stock in November 1990, and a public offering of 1,176,250 shares of Common Stock in February 1992. In conjunction with these offerings, the Company issued warrants for a total of 320,000 shares of Common Stock to the selling agent and underwriters for the offerings. Before these offerings, the Company was privately held. Precision Optics Corporation, Inc. was incorporated in Massachusetts in 1982.

     In August 1992, the Company established a wholly-owned subsidiary in Hong Kong to market and sell the Company's products throughout the Pacific Rim marketplace and to engage in general activities relating to the Company's business. Also in August 1992, the Company established a wholly-owned subsidiary, Precise Medical, Inc. ("Precise Medical"), to market and sell medical video endoscopy systems that incorporated the Company's products directly to end users (hospitals, physicians, etc.). On July 14, 1993, the Company closed Precise Medical because of its inability to achieve acceptance in the medical video systems marketplace.

     References to the Company contained herein include its two wholly-owned subsidiaries except where the context otherwise requires.

Business of Issuer.
------------------

     The Company designs, develops, manufactures, and sells specialized optical systems and components and optical thin film coatings. The Company conducts business in one industry segment only. The Company's products and services fall into the following areas: medical products for use by hospitals and physicians, industrial optical products and services and advanced optical system design and development services and products, primarily under contract either directly or indirectly with the United States Government ("the Government").

     PRINCIPAL PRODUCTS AND SERVICES AND METHODS OF DISTRIBUTION

     MEDICAL PRODUCTS. The Company's medical products are endoscopes and image couplers, beamsplitters, and adapters, which are used as accessories to endoscopes.

         In January 1991, the Company began the design and development of endoscopes using various optical technologies for use in a variety of minimally invasive surgical and diagnostic procedures throughout the human body. The Company's endoscope sales have been primarily to manufacturers of video cameras and medical products and video endoscopy systems. In addition to its existing line of endoscopes, the Company is continuing to develop different types of endoscopes that incorporate varying types of construction and technology for varying medical specialties and functionality.

     The Company developed and has manufactured and sold since 1985 a proprietary product line of state-of-the-art instrumentation to couple endoscopes to video cameras. Included in this product line are image couplers, which physically connect the endoscope to the video camera system and transmit the image viewed through the scope to the video camera. Another product -- the beamsplitter -- performs the same function while preserving for the viewer an eyeport for direct, simultaneous viewing through the endoscope. The Company has sold these devices primarily to endoscope and video camera manufacturers and suppliers for resale under its customers' names.

     The Company's image couplers and beamsplitters can withstand surgery-approved sterilization. The Company also offers autoclavable image couplers, which are able to withstand sterilization in superheated steam under pressure. Autoclavability is a preferred method of sterilization because of its relative speed, safety, and efficiency. The Company believes there is a trend toward increased sterilization of medical instruments and that it is the only company in the world that produces autoclavable image couplers. The Company has investigated the development of an autoclavable beamsplitter. Although autoclavable endoscopes and video cameras, the necessary components to a fully autoclavable video-monitored endoscopy, are not yet available, the Company is in the process of developing an autoclavable endoscope and believes that video camera manufacturers are attempting to develop autoclavable video cameras.

     There can be no assurance as to the general market acceptance of any of the Company's new products.

     Included in the Company's medical products sales are sales of image couplers and beamsplitters for video-monitored examination of a variety of industrial cavities and interiors. The Company has developed, and may develop in the future, specialized borescopes for industrial applications.

     ADVANCED OPTICAL DESIGN AND DEVELOPMENT SERVICES. The Company provides on a contract basis advanced lens design, image analysis, optical system design, structural design and analysis, prototype production and evaluation, optics testing, and optical system assembly. Some of the Company's development contracts have led to optical system production business for the Company, and the Company believes its prototype development service may lead to new product production from time to time.

     Within the advanced optical design and development area, the Company's sales recently have been largely of night-vision products and services. The Company designs, manufactures, and sells night-vision optical systems and components that permit users to see in extreme low light.

     Under contract with a customer that produces and sells aviation night-vision goggles to the United States Army, the Company has designed and produced the eyepieces for aviators' night-vision goggles. Under contract with the same customer, the Company designed and currently produces collimator assemblies for night-vision goggles used by ground personnel.

     Under additional design and development contracts with the same customer, the Company has designed an objective lens for aviators' night-vision goggles, designed and built prototypes of an objective lens for ground personnel goggles, designed and built new lens system prototypes for night driver's viewers and armament sites, and designed and built a magnifier attachment for ground personnel goggles. In addition, the Company has designed and currently produces a new objective lens and eyepiece for aviators' night-vision goggles.

     The Company has in the past and expects in the future to have difficulty competing for production contracts for night-vision products due to the lower prices offered by foreign manufacturers. In addition, Government budget uncertainties and efforts to lower the federal budget deficit and defense spending may adversely affect the Company. The Company believes, however, that some of its night-vision products and development work incorporate new technology which the Government may use to update its existing equipment.

     In addition to its night-vision related design and development, the Company designs, develops, and manufactures thin film coatings and performs thin film coatings for use on various optical products. Many of the Company's advanced optical design and development projects and the manufacture of the Company's medical and night-vision products have been significantly dependent upon the Company's thin film capabilities. Presently, optical thin film business not associated with other Company business and products is limited or very specialized.

     The Company has also developed a lens-prism system which it has sold for industrial use as part of an automated registration system for machines and has developed and sells a lens system for optical character reading.

     COMPETITION AND MARKETS

     The areas in which the Company engages are highly competitive and include both foreign and domestic competitors. Many of the Company's competitors are larger and have substantially greater resources than the Company. Furthermore, other domestic or foreign companies, some with greater experience in the optics industry and greater financial resources than the Company, may seek to produce products or services that compete with those of the Company. The Company may establish or use production facilities overseas to produce key components to the Company's business, such as lenses. The Company believes that the cost savings from such production may be essential to the Company's ability to compete on a price basis in the medical and night-vision optics areas and to the Company's profitability, and that the Company's inability to establish or maintain such production facilities could materially, adversely affect the Company.

     The Company believes that competition for sales of its products and services, which have been principally sold to OEM customers, is based on performance and other technical features, as well as other factors, such as scheduling and reliability, in addition to competitive price.

     The Company currently sells its image couplers, beamsplitters, and adapters to a market that consists of approximately 30 potential OEM customers, 15 of which are in the United States. These potential customers sell video cameras, endoscopes, or video-endoscopy systems. The Company has made sales to approximately 10 of these customers, most of which are camera suppliers and all of which are United States companies. The Company estimates that it has approximately 20% of the market share in these products and anticipates growth in this area. The Company's primary competition in this area is the customers' own in-house capabilities to manufacture such products. The Company believes that these customers typically purchase products from the Company, despite their in-house capabilities, because they choose to devote their own technical resources to their primary products, such as cameras or endoscopes. The Company estimates that approximately 50% of the market demand for image couplers, beamsplitters, and adapters is met by "captive" or in-house capabilities. The Company anticipates increased demand for its autoclavable products because it believes there is a trend towards more stringent sterilization of medical instruments.

     The Company has marketed and sold its endoscopes to OEM video camera and video endoscopy suppliers for resale under the purchaser's name. A number of domestic and foreign competitors also sell endoscopes to such OEM suppliers, and the Company's share of the endoscope market is nominal. The Company believes that, while its resources are substantially more limited than these competitors, the Company may be able to be more responsive to the needs of endoscope users.

     With respect to the Company's advanced optical design and development services not related to night-vision or thin film coatings, the Company has numerous customers and competitors. The ability to supply design and development services to such customers is highly dependent upon a company's and its employees' reputations and prior experience.

     With respect to night-vision optics, the Company's sales of its products and services have been almost exclusively to one customer, which sells night-vision equipment to the United States Army. The Company faces intense competition for production of night-vision products from foreign manufacturers. In the night-vision optical design area, the Company has numerous competitors. The Company's business in the night-vision optics area is highly dependent upon the Company's reputation and performance, as well as upon Government contracts and policy. The Company believes the demand for night-vision optics generally, which are used extensively in drug and law enforcement and surveillance as well as search and rescue missions and military applications, will lessen. Recent experience with lens sales for new consumer night vision products also suggests that market growth in this area is severely limited.

     The Company's thin film coatings competitors are numerous and have deep and broad capabilities.

     The Company has had negligible direct export sales to date.

     RESEARCH AND DEVELOPMENT

     The Company believes that its future success depends to a large degree on its ability to continue to conceive and to develop new optical products and services and to enhance the performance characteristics and methods of manufacture of existing products. Accordingly, it expects to continue to seek to obtain product-related design and development contracts with customers and to invest its own funds on its research and development.

     The Company received approximately $1,060,000 and $752,000 for the fiscal years ended June 30, 1996 and 1995, respectively, from customers for customer-sponsored design and development projects. Levels of customer contract funded research and development can fluctuate greatly in any given period depending upon the mix between design efforts and hardware development, which is generally more expensive and time consuming than the design phases. In addition to customer-sponsored research and development, the Company spent approximately $433,000 and $363,000 of its own funds during fiscal years 1996 and 1995, respectively, on the Company's own research and development. The Company expects to continue making significant Company-funded expenditures for research and development.

     RAW MATERIALS AND PRINCIPAL SUPPLIERS

     For all of the Company's products, except for thin film coatings, the basic raw material is precision grade optical glass, which the Company obtains from several major suppliers. Outside vendors grind and polish all of the Company's lenses and prisms. For optical thin film coatings, the basic raw materials are metals and dielectric compounds, which the Company obtains from a variety of chemical suppliers. The Company believes that its demand for these raw materials and services is small relative to the total supply and that materials and services required for the production of its products are currently available in sufficient production quantities and will be available for fiscal year 1997. The Company believes, however, that there are relatively few suppliers of the high quality lenses and prisms which its endoscopes may require. Depending upon the market acceptance of the Company's endoscopes, the Company may seek to assure itself of a timely supply of lenses, prisms, or other key materials or components through the acquisition of a supplier or expanded manufacturing facilities of its own.

     PATENTS AND TRADEMARKS

     The Company relies, in part, upon patents, trade secrets, and proprietary knowledge as well as personnel policies and employee confidentiality agreements concerning inventions and other creative efforts to develop and to maintain its competitive position. The Company does not believe that its business is dependent upon any patent, patent pending, or license, although it believes that trade secrets and confidential know-how may be important to the Company's scientific and commercial success.

     The Company plans to file for patents, copyrights, and trademarks in the United States and in appropriate countries to protect its intellectual property rights whenever possible. The Company holds the rights to two United States patents and has Japanese and German patent applications pending relating to one of its image couplers and holds the rights to a United States patent to one of its endoscopes. The Company has received jointly with a customer a patent relating to one of its night-vision designs. The Company will assign its rights under this night-vision patent to such customer for night-vision applications. The Company knows of no infringements of its patents. Although the Company plans to protect any patents it has from infringement, it may not be able to pursue such protection for economic reasons. While the Company believes that its pending applications relate to patentable devices or concepts, there can be no assurance that patents will be issued or that any patents issued can be successfully defended or will effectively limit the development of competitive products and services.

     Although the Company seeks to protect its proprietary information, there can be no assurance that others will not either develop independently the same or similar information or gain access to the Company's proprietary information or that disputes will not arise as to proprietary rights to such information.

     The Company's products may now or in the future infringe upon others' patents or proprietary technology. The Company's defense of any such claims could have a material, adverse effect on the Company.

     EMPLOYEES

     As of June 30, 1996, the Company had fifty-five full-time employees and one part-time employee.

     CUSTOMERS

     Sales to the Company's three largest customers, in terms of total sales, during fiscal year 1996 were approximately 42%, 14% and 12%. Sales to the Company's two largest customers, in terms of total sales during fiscal year 1995 were approximately 43% and 18%.

     ENVIRONMENTAL PROTECTION AND THE EFFECT OF EXISTING OR PROBABLE GOVERNMENT REGULATIONS ON THE BUSINESS

     The Company's operations are subject to a variety of federal, state, and local laws and regulations relating to the discharge of materials into the environment or otherwise relative to the protection of the environment. From time to time the Company uses a small amount of hazardous materials in its operations. Although the Company believes that it complies with all applicable environmental laws and regulations, any failure to comply with such laws and regulations could have a material, adverse effect on its capital expenditures, earnings, and competitive position.

     NEED FOR GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES AND EFFECT OF EXISTING OR PROBABLE GOVERNMENT REGULATIONS ON THE BUSINESS

     The Company currently sells and markets four medical products, the marketing of which may require the permission of the United States Food and Drug Administration ("FDA"). Pursuant to the Company's notification to the FDA of its intent to market its laparoscope, additional types of endoscopes which it has developed and is developing, image coupler, beamsplitter, and adapters, the FDA has determined that each such device is substantially equivalent to a device marketed in interstate commerce and that the Company may market such devices, subject to the general controls provisions of the Food, Drug and Cosmetic Act. Furthermore, the Company plans to market additional endoscopes and related medical products that may require the FDA's permission to market such products. The Company may also develop additional products or seek to sell some of its current or future medical products in a manner that requires the Company to obtain the permission of the FDA to market such products, as well as the regulatory approval or license of other federal, state, and local agencies or similar agencies in other countries. There can be no assurance that the Company will be able to maintain the FDA's permission to market its current products or to obtain such regulatory permission, approvals, or licenses for any of its other products. Furthermore, potential adverse FDA regulation affecting the Company which might arise from future legislation or administrative action cannot be predicted. In addition, FDA regulations may be established that could prevent or delay regulatory clearances or approval of the Company's products. The inability of the Company to secure any necessary licenses or regulatory approvals or permission from the FDA could have a material adverse effect on its business. The FDA has authority to conduct detailed inspections of manufacturing plants in order to assure that "good manufacturing practices" are being followed in the manufacture of medical devices, to require periodic reporting of product defects to the FDA, and to prohibit the exploitation of devices which do not comply with law. Failure to comply with applicable regulatory requirements can, among other things, result in fines, suspensions of regulatory clearances or approvals, product recalls, operating restrictions, and criminal prosecution.

ITEM 2.  DESCRIPTION OF PROPERTY
         -----------------------

     The Company conducts its domestic operations at two facilities in Gardner and Fitchburg, Massachusetts. The Gardner facility is leased from a corporation owned by an officer-shareholder-director of the Company, and the Company's lease expires in December 1999. The Fitchburg facility is under a three year lease which commenced on November 1, 1995. The Company rents office space in Hong Kong for sales, marketing, and supplier liaison activities of its Hong Kong subsidiary.

     The Company believes these facilities are adequate for its current operations; significant increases in production or the addition of significant equipment additions or manufacturing capabilities in connection with the production of the Company's line of endoscopes and other products may, however, require the acquisition or lease of additional facilities. The Company may establish production facilities domestically or overseas to produce key assemblies or components, such as lenses, for the Company's products. Overseas facilities may subject the Company to the political and economic risks associated with overseas operations. The loss of or inability to establish or maintain such additional domestic or overseas facilities could materially, adversely affect the Company's competitive position and profitability.

ITEM 3. LEGAL PROCEEDINGS
        -----------------

     The Company and its subsidiaries and their property are not party or subject to any material pending legal proceedings.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
        ---------------------------------------------------

     No matters were submitted to a vote of the Company's security holders during the fourth quarter of fiscal year 1996.

                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The Company's executive officers and directors are as follows:

                                     Position with the Company
Name                                 or Principal Occupation
----                                 -----------------------

Richard E. Forkey                    President, Treasurer, and Director

Jack P. Dreimiller                   Senior Vice President, Finance and Chief
                                     Financial Officer

Robert C. Meinhold                   Vice President, Sales and Marketing

Edward A. Benjamin                   Director and Clerk. Mr. Benjamin is a
                                     partner in the law firm of Ropes & Gray, Boston, Massachusetts

Joel R. Pitlor                       Director. Mr. Pitlor is president of J.R.
                                     Pitlor, a management consulting firm based in Cambridge, Massachusetts.

Robert R. Shannon                    Director. Mr. Shannon is a professor at the
                                     Optical Sciences Center of the University of Arizona in Tuscon, Arizona.


                                     PART II

ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
        --------------------------------------------------------

     The Company's common stock currently trades on the Boston Stock Exchange under the symbol "POC" and is listed on the National Association of Securities Dealers Automated Quotation (NASDAQ) System under the symbol "POCI." From January 1991 to December 1991, the Boston Stock Exchange was the principal market in which the Company's stock was publicly traded. Since January 1992, NASDAQ has been the principal market in which the Company's stock is publicly traded. The high and low sales prices for the Company's stock for each full quarterly period within the two most recent fiscal years were as follows:

                         1995                        1996
                         ----                        ----

Quarter            High        Low            High           Low
                  -----------------------------------------------

First             $1 7/8      $1 1/4         $1 7/8         $1 1/8

Second            $1 5/8      $1 1/4         $1 7/8         $1 1/4

Third             $1 7/16     $1 1/8         $2             $1 1/4

Fourth            $1 9/16     $1             $2             $1 1/8


     As of August 31, 1996 there were approximately 110 holders of record of the Company's common stock. The Company has never paid a dividend on its common stock and does not intend to pay a dividend in the foreseeable future.

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
        -----------------------------------------------------------
        AND RESULTS OF OPERATIONS
        -------------------------

IMPORTANT FACTORS REGARDING FORWARD-LOOKING STATEMENTS

     When used in this discussion, the words "believes", "anticipates", "intends to", and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. See "Important Factors Regarding Forward-Looking Statements" filed with the Company's Quarterly Report on Form 10-QSB for the period ending March 31, 1996 as Exhibit 99 and incorporated herein by reference. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

LIQUIDITY AND CAPITAL RESOURCES

     For the year ended June 30, 1996, the Company's cash and cash equivalents increased by approximately $90,000 to $2,618,000. The increase in cash and cash equivalents was due to cash generated by operating activities of approximately $817,000, less capital expenditures of approximately $616,000, increases in other assets, primarily patents, of approximately $60,000 and repayment of a capital lease obligation of approximately $51,000.

     During the quarter ending March 31, 1996, the Company entered into a five-year capital lease obligation for the acquisition of optical thin film coating equipment totaling approximately $299,000.

     The Company intends to continue devoting significant resources to internally-funded research and development spending on both new products and the improvement of existing products. The Company also intends to devote resources to the marketing and product support of its endoscope product line, and the development of new methods of distribution. These investments may temporarily result in negative cash flow, but the Company anticipates that the results of these efforts will translate into increased revenues and profits.

     Furthermore, depending upon the market acceptance of the Company's products, the Company believes that it may be obligated to acquire new facilities, add additional manufacturing or research and development equipment, or acquire a business that manufactures or sells to the Company components, materials, supplies, or services used in the manufacture, marketing, distribution, or servicing of the Company's new products, as well as the Company's existing products.

     The Company continues to maintain a secured line of credit of $500,000 available with a bank at 1/4% over the prime rate.

     The Company's cash and cash equivalents and available lines of credit are considered sufficient to support working capital and investment needs for the foreseeable future.

FISCAL YEAR 1996 RESULTS OF OPERATIONS

     Total revenues for the fiscal year 1996 were approximately $8,055,000, an increase of approximately $477,000 or 6.3%, over fiscal year 1995.

     The revenue increase over the prior year was due to higher sales of medical products (up 30.3%) and higher sales of night vision products (up 1.8%), partially offset by lower sales of industrial products (down 23.2%). The increase in sales of medical products was primarily attributable to higher sales of endocouplers, which increased by 89% for the year to record levels. The reduction in industrial sales was due primarily to lower sales of industrial lenses to a significant customer. This customer accounted for 12%, 18%, and 7% of the Company's total revenues for fiscal years 1996, 1995 and 1994, respectively. Future sales to this customer, if any, are uncertain at this time.

     Gross profits decreased by approximately $123,000 in fiscal year 1996, and as a percentage of revenues, decreased from 34.1% to 30.6% compared to the previous year. The decrease in gross profit was due primarily to an unfavorable shift in sales mix away from industrial products, which have relatively higher gross margins than other product lines, and higher occupancy and depreciation expenses related to equipment and manufacturing facilities additions.

     For the fiscal years ended June 30, 1996, 1995 and 1994, approximately 45%, 45% and 43% of the Company's total revenues, respectively, were derived from production and development contracts and subcontracts involving the Government and its agencies. The Company's current Government business is substantially comprised of subcontracts with one customer consisting of night- vision advanced development programs on a cost-plus-fixed-fee basis extending approximately through September 1996, and two fixed-price production subcontracts for night-vision lens systems with deliveries scheduled approximately through September, 1997. The Government may terminate a government contract at any time, with or without cause. After expiration of the current subcontracts, there can be no assurance that the Government will award future contracts or subcontracts or the customers to which it sells.

     Selling, general and administrative expenses increased by approximately $191,000 or 10% in fiscal year 1996 compared to fiscal year 1995. The increase was due primarily to higher spending on new product research and development, principally related to medical products, which increased by 19% to approximately $433,000 in fiscal year 1996, higher advertising expenditures targeted at the industrial marketplace, and higher depreciation and amortization expenses.

     Interest expense relates primarily to capital lease obligations incurred in the third quarter of fiscal years 1994 and 1996.

     Interest income increased by approximately $32,000 in fiscal year 1996 due to the higher investment base of cash equivalents and higher interest rates.

     The provision for income taxes as a percentage of pretax income is lower than the federal statutory income tax rate primarily due to recognition of available tax credits and future tax deductions not previously benefited.

FISCAL YEAR 1995 RESULTS OF OPERATIONS

     Total revenues for fiscal year 1995 were approximately $7,578,000, an increase of approximately $446,000 or 6.3%, over fiscal year 1994.

     The revenue increase over the prior year was due primarily to higher sales of industrial products. Sales of OEM medical and night-vision products were approximately equivalent to the prior year. Within the OEM medical product line, sales of endoscopes, while still relatively small, increased by approximately 70% over the prior year.

     Gross profit increased by approximately $665,000 in fiscal year 1995, and as a percentage of revenues, increased from 26.9% to 34.1% compared to fiscal year 1994. The higher gross profit percentage in fiscal year 1995 was due primarily to a favorable shift in sales mix to industrial products which have relatively higher gross margins, and to the recording in fiscal year 1994 of certain one-time start-up costs related to a night-vision production subcontract.

     Selling, general and administrative expenses increased by approximately $176,000 or 10% in fiscal year 1995 compared to fiscal year 1994. The increase was due primarily to higher spending on new product research and development, principally related to medical products, which increased by 88% to approximately $363,000 in fiscal year 1995.

     Interest expense in fiscal year 1995 and 1994 related primarily to a capital lease obligation incurred in the third quarter of fiscal year 1995, and was higher due to a full year of expense in 1995 versus three months in 1994.

     Interest income increased by approximately $48,000 in fiscal year 1995 due to the higher investment base of cash equivalents and higher interest rates.

     The provision for income taxes in fiscal year 1995 differed from the amount computed when applying the United States federal income tax rate to income before taxes, due primarily to the utilization in fiscal 19995 of net operating loss and tax credit carryforwards.


ITEM 7. CONSOLIDATED FINANCIAL STATEMENTS
        ---------------------------------

     The Consolidated Financial Statements are filed on pages 13 to 26 of this Form 10-KSB.

               PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                          AS OF JUNE 30, 1996 AND 1995
                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Precision Optics Corporation, Inc.:

We have audited the accompanying consolidated balance sheets of Precision Optics Corporation, Inc. (a Massachusetts corporation) and subsidiaries as of June 30, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Precision Optics Corporation, Inc. and subsidiaries as of June 30, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1996, in conformity with generally accepted accounting principles.



/s/ Arthur Andersen
Boston, Massachusetts
July 24, 1996

               PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES

                        CONSOLIDATED BALANCE SHEETS--JUNE 30, 1996 AND 1995
                     ASSETS                                         1996                1995
CURRENT ASSETS:
   Cash and cash equivalents                                     $2,617,813          $2,527,846
   Accounts receivable (net of allowance for doubtful
     accounts of approximately $82,000 and $86,000 in
     1996 and 1995, respectively)                                 1,139,804           1,416,371
   Inventories                                                    1,863,694           1,468,479
   Deferred tax asset                                               119,000              52,000
   Prepaid expenses                                                  44,684              22,874
   Refundable income taxes                                           30,276                  --
                                                                 ----------          ----------

         Total current assets                                     5,815,271           5,487,570
                                                                 ----------          ----------
PROPERTY AND EQUIPMENT, AT COST:
   Machinery and equipment                                        2,049,758           1,244,304
   Leasehold improvements                                           420,230             344,718
   Vehicles                                                          44,742              33,654
   Furniture and fixtures                                           102,976              88,003
                                                                 ----------          ----------
                                                                  2,617,706           1,710,679

   Less--Accumulated depreciation and amortization                1,531,228           1,246,843
                                                                 ----------          ----------
                                                                  1,086,478             463,836
                                                                 ----------          ----------
OTHER ASSETS:
   Cash surrender value of life insurance policies                   52,851              49,057
   Patents                                                          125,995              84,000
   Deferred costs, net                                                2,025               3,909
                                                                 ----------          ----------

         Total other assets                                         180,871             136,966
                                                                 ----------          ----------

                                                                 $7,082,620          $6,088,372
                                                                 ==========          ==========

   LIABILITIES AND STOCKHOLDERS' EQUITY                              1996                1995
CURRENT LIABILITIES:
    Accounts payable                                             $  829,428          $  467,961
    Accrued payroll                                                  81,990              65,006
    Accrued profit sharing and bonuses                               93,938             140,000
    Accrued professional services                                    49,360              48,855
    Accrued vacation                                                 51,881              44,932
    Accrued warranty expense                                         50,000              45,000
    Accrued income taxes                                             35,383              50,784
    Other accrued liabilities                                        51,638              40,654
    Current portion of capital lease obligation                      82,678              28,686
                                                                 ----------          ----------

         Total current liabilities                                1,326,296             931,878
                                                                 ----------          ----------

CAPITAL LEASE OBLIGATION, NET OF CURRENT PORTION                    278,949              84,829
                                                                 ----------          ----------


COMMITMENTS (Notes 3 and 4)


STOCKHOLDERS' EQUITY:
    Common stock, $.01 par value-
      Authorized--10,000,000 shares
      Issued and outstanding--5,980,502 shares                       59,805              59,805
    Additional paid-in capital                                    5,145,655           5,145,655
    Retained earnings (deficit)                                     271,915            (133,795)
                                                                 ----------          ----------

         Total stockholders' equity                               5,477,375           5,071,665
                                                                 ----------          ----------

                                                                 $7,082,620          $6,088,372
                                                                 ==========          ==========

        The accompanying notes are an integral part of these consolidated financial statements.

               PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES

                                         CONSOLIDATED STATEMENTS OF OPERATIONS
                                    FOR THE YEARS ENDED JUNE 30, 1996, 1995 AND 1994

                                                               1996                  1995                  1994
REVENUES                                                    $8,055,271            $7,578,097            $7,131,888

COST OF GOODS SOLD                                           5,592,871             4,992,785             5,211,575
                                                            ----------            ----------            ----------

           Gross profit                                      2,462,400             2,585,312             1,920,313

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                 2,128,155             1,937,497             1,761,103
                                                            ----------            ----------            ----------

         Operating income                                      334,245               647,815               159,210

INTEREST EXPENSE                                               (16,639)               (9,598)               (4,356)

INTEREST INCOME                                                124,104                92,499                44,203
                                                            ----------            ----------            ----------

         Income before provision for income taxes              441,710               730,716               199,057

PROVISION FOR INCOME TAXES                                      36,000               150,000                    --
                                                            ----------            ----------            ----------

         Net income                                         $  405,710            $  580,716            $  199,057
                                                            ==========            ==========            ==========

INCOME PER COMMON AND COMMON EQUIVALENT SHARE               $      .07            $      .10            $      .03
                                                            ==========            ==========            ==========

WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
SHARES OUTSTANDING                                           6,116,569             6,066,366             6,085,275
                                                            ==========            ==========            ==========

        The accompanying notes are an integral part of these consolidated financial statements.

               PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES

                                       CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                       FOR THE YEARS ENDED JUNE 30, 1996, 1995 AND 1994
                                                                                              RETAINED
                                                                         ADDITIONAL           EARNINGS              TOTAL
                                      NUMBER OF         COMMON            PAID-IN           (ACCUMULATED        STOCKHOLDERS'
                                       SHARES           STOCK             CAPITAL             DEFICIT)              EQUITY
BALANCE, JUNE 30, 1993               5,707,626          $57,076          $4,974,289          $(913,568)          $4,117,797

 Proceeds from exercise of
 options to purchase common
 stock                                 272,876            2,729              23,366                 --               26,095

 Net income                                 --               --                  --            199,057              199,057
                                     ---------          -------          ----------          ---------           ----------

BALANCE, JUNE 30, 1994               5,980,502           59,805           4,997,655           (714,511)           4,342,949

 Tax benefit from exercise of
 options to purchase common
 stock                                      --               --             148,000                 --              148,000

 Net income                                 --               --                  --            580,716              580,716
                                     ---------          -------          ----------          ---------           ----------

BALANCE, JUNE 30, 1995               5,980,502           59,805           5,145,655           (133,795)           5,071,665

 Net income                                 --               --                  --            405,710              405,710
                                     ---------          -------          ----------          ---------           ----------


BALANCE, JUNE 30, 1996               5,980,502          $59,805          $5,145,655          $ 271,915           $5,477,375
                                     =========          =======          ==========          =========           ==========

        The accompanying notes are an integral part of these consolidated financial statements.

               PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES

                                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                FOR THE YEARS ENDED JUNE 30, 1996, 1995 AND 1994

                                                                      1996           1995           1994
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                       $  405,710     $  580,716     $  199,057
  Adjustments to reconcile net income to net cash provided
  by (used in) operating activities-
     Depreciation and amortization                                    308,275        184,849        121,212
     Deferred income taxes                                            (67,000)       (52,000)            --
     Changes in assets and liabilities-
         Accounts receivable                                          276,567       (123,485)      (467,119)
         Inventories                                                 (395,215)        86,378       (187,446)
         Prepaid expenses                                             (21,810)        (4,091)         8,499
         Refundable income taxes                                      (30,276)            --         31,069
         Accounts payable                                             361,467         16,732        (94,173)
         Accrued payroll                                               16,984         (5,527)        (2,246)
         Accrued profit-sharing and bonuses                           (46,062)       140,000             --
         Accrued professional services                                    505         (3,238)       (23,523)
         Accrued income taxes                                         (15,401)        47,722             --
         Accrued restructuring                                             --         (4,695)      (133,466)
         Other accrued liabilities                                     22,933        (17,413)        11,158
                                                                   ----------     ----------     ----------

            Net cash provided by (used in) operating activities       816,677        845,948       (536,978)
                                                                   ----------    -----------     ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                (615,798)      (115,602)      (171,206)
  (Increase) decrease in other assets                                 (59,844)       (47,717)         1,718
                                                                   ----------    -----------     ----------

            Net cash used in investing activities                    (675,642)      (163,319)      (169,488)
                                                                   ----------    -----------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of capital lease obligation                               (51,068)       (26,603)       (11,461)
  Tax benefit from stock options exercised                                 --        148,000             --
  Proceeds from issuance of common stock                                   --             --         26,095
                                                                   ----------    -----------     ----------

            Net cash provided by (used in) financing activities       (51,068)       121,397         14,634
                                                                   ----------    -----------     ----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                   89,967        804,026       (691,832)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                        2,527,846      1,723,820      2,415,652
                                                                   ----------     ----------     ----------

CASH AND CASH EQUIVALENTS, END OF YEAR                             $2,617,813     $2,527,846     $1,723,820
                                                                   ==========     ==========     ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid (received) during the year for-
     Interest                                                      $   16,639     $    9,598     $    4,356
                                                                   ==========     ==========     ==========
     Income taxes                                                  $  151,325     $    6,278     $  (29,613)
                                                                   ==========     ==========     ==========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTMENT ACTIVITIES:
  Capital lease obligation                                         $  299,180     $       --     $  151,579
                                                                   ==========     ==========     ==========

        The accompanying notes are an integral part of these consolidated financial statements.

               PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1996



(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Business

     Precision Optics Corporation, Inc. (the Company) designs, manufactures and sells optical systems, components and thin-film coatings. The Company conducts business in one industry segment only and its customers are primarily domestic. The Company's products and services fall into two principal areas: medical products for use by hospitals and physicians and advanced optical system design and development services and products, primarily under contract either directly or indirectly with the United States Government.

     Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its two wholly owned subsidiaries, Precise Medical, Incorporated, which was inactivated during fiscal 1994, and Wood's Precision Optics Corporation, Ltd. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Revenues

     Revenues for industrial and medical products sold in the normal course of business are recognized upon shipment. Contract revenues are recognized under the percentage-of-completion method. The percentage of completion is determined by computing the percentage of the actual cost of work performed to the anticipated total contract costs, or on the basis of units shipped. When the estimate on a contract indicates a loss, the Company's policy is to record the entire loss in the current period.

     Cash and Cash Equivalents

     The Company includes in cash equivalents all highly liquid investments with original maturities of three months or less at the time of acquisition. Cash equivalents at June 30, 1996 and 1995 include approximately $1,455,000 and $1,880,000, respectively, of United States Treasury bills.

               PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1996

                                   (Continued)

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market and include material, labor and manufacturing overhead. The components of inventories are as follows at June 30, 1996 and 1995:

                                          1996          1995
                    Raw material       $1,282,924   $  915,932
                    Work-in-progress      502,658      391,318
                    Finished goods         78,112      161,229
                                       ----------   ----------

                                       $1,863,694   $1,468,479
                                       ==========   ==========

     Depreciation and Amortization

     The Company provides for depreciation and amortization by charges to operations, using the straight-line and declining-balance methods, which allocate the cost of property and equipment over the following estimated useful lives:
                                                 ESTIMATED
                      ASSET CLASSIFICATION      USEFUL LIFE
                    Machinery and equipment     5-7 Years
                    Leasehold improvements      Life of lease
                    Vehicles                    3 Years
                    Furniture and fixtures      5 Years

     Significant Customers and Concentration of Credit Risk

     Revenues from the Company's three largest customers were approximately 42%, 14% and 12%, respectively, of total revenues for the year ended June 30, 1996. Revenues from the Company's two largest customers were approximately 43% and 18%, respectively, of total revenues for the year ended June 30, 1995. Revenues from the Company's largest customer were approximately 51% of total revenues for the year ended June 30, 1994. No other customers accounted for more than 10% of the Company's revenues in each of the three years ended June 30, 1996. At June 30, 1996 and 1995, receivables from the Company's largest customer were approximately 58% and 44% of total accounts receivable, respectively.

               PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1996

                                   (Continued)


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Significant Customers and Concentration of Credit Risk (Continued)

     Approximately 44%, 45% and 43% of the Company's revenues for the years ended June 30, 1996, 1995 and 1994, respectively, were derived from sales to agencies of the government or customers that supply agencies of the government.

     Research and Development

     Research and development costs, which are expensed as incurred, are included in selling, general and administrative expenses and include direct costs plus overhead. Such costs totaled approximately $433,000, $363,000 and $193,000 for the years ended June 30, 1996, 1995 and 1994, respectively.

     Income per Common and Common Equivalent Share

     Income per common and common equivalent share is computed based on the weighted average number of common and common equivalent shares (if dilutive) outstanding during each year. The difference between the weighted average shares outstanding under the primary and fully diluted methods is not significant.

     Foreign Currency Translation

     The Company translates certain accounts and financial statements of its foreign subsidiary in accordance with SFAS No. 52, Foreign Currency Translation. The functional currency of the Company's foreign subsidiary is the United States dollar. Accordingly, translation gains or losses are reflected in the accompanying consolidated statements of operations and have not been significant.

     Other Assets

     Patents and deferred costs are carried at cost, less accumulated amortization of approximately $60,000 and $44,000 at June 30, 1996 and 1995, respectively. Such costs are amortized using the straight-line method over their legal or estimated useful lives, generally five to seventeen years.

               PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1996

                                   (Continued)

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Reclassifications

     Certain reclassifications have been made to the prior years' balances to conform with the current year's presentation.

(2)  LINE OF CREDIT

     At June 30, 1996, the Company had available a demand line of credit of $500,000 at an interest rate equal to the bank's prime rate (8.25% at June 30, 1996) plus 0.25%. At June 30, 1996, there were no borrowings outstanding under this line of credit. Borrowings under this line of credit are secured by all assets of the Company. The line of credit expires on November 30, 1996; however, the Company anticipates renewal.

(3)  CAPITAL LEASE OBLIGATION

     At June 30, 1996, future minimum lease payments under capital lease obligations are as follows:
             FISCAL YEAR                                              AMOUNT
            1997                                                     $109,000
            1998                                                      109,000
            1999                                                       93,920
            2000                                                       72,808
            2001                                                       42,474
                                                                     --------
                      Total minimum lease payments                    427,202

            Amount representing interest                              (65,575)
                                                                     --------

                      Present value of minimum lease payments         361,627

            Less--Current portion                                      82,678
                                                                     --------
                                                                     $278,949
                                                                     ========

                                       22

               PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1996

                                   (Continued)

(3)  CAPITAL LEASE OBLIGATION (Continued)

     Capital leases are secured by all assets of the Company under a security agreement subordinate to the Company's demand line of credit.

(4)  RELATED PARTY TRANSACTIONS AND COMMITMENTS

     The Company leases one of its facilities from a corporation owned by an officer of the Company. The lease, which was renewed during fiscal 1995, terminates in December 1999 and requires lease payments of $9,000 per month. The Company may terminate the lease as of the end of any calendar year during the term by providing written notice to the lessor by June 30 of such year.

     Total future minimum rental payments under all operating leases for fiscal 1997 are $208,000.

     Rent expense on operating leases was approximately $187,000, $144,000 and $133,000 for the years ended June 30, 1996, 1995 and 1994, respectively.

     The Company paid fees to a director of approximately $60,000 during each of fiscal 1996, 1995 and 1994 for consulting services. Another director is a partner in a law firm that has performed legal services for the Company during fiscal 1996, 1995 and 1994.

(5)  STOCKHOLDERS' EQUITY

     In conjunction with previous equity offerings, the Company issued warrants to acquire a total of 320,000 shares of common stock, of which warrants for 23,500 shares expired during fiscal 1996. Warrants for 76,500 shares have an exercise price of $4.50 per share and expire on January 15, 1997. Warrants for 220,000 shares expire on October 23, 1998 and have an exercise price of $1.375 per share. As of June 30, 1996, all of these warrants were exercisable.

     During 1989, the stockholders approved a stock option plan (the Plan) for key employees. The Plan, as amended, authorizes the grant of options to purchase up to 1,110,000 shares of the Company's common stock at an exercise price not less than 100% of the fair market value per share at the date of grant. Options granted are exercisable for a period determined by the Board of Directors, not to exceed 10 years from the date of grant. At June 30, 1996, 200,748 shares of common stock were available for future grants under the Plan.

               PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1996

                                   (Continued)

(5)  STOCKHOLDERS' EQUITY (Continued)

     The following is a summary of transactions in the Plan for the three years ended June 30, 1996:
                                                          NUMBER         OPTION PRICE
                                                        OF SHARES         PER SHARE
            Options outstanding, June 30, 1993            582,876       $.067-$5.6875
               Exercised                                 (272,876)          .067-.50
               Canceled                                   (15,000)           4.4375
                                                        ---------       -------------

            Options outstanding, June 30, 1994            295,000        3.500-5.6875
               Granted                                    395,000            1.3750
               Canceled                                  (295,000)       3.500-5.6875
                                                        ---------       -------------

            Options outstanding, June 30, 1995            395,000            1.375
               Granted                                     60,000          1.375-1.50
                                                        ---------       -------------

            Options outstanding, June 30, 1996            455,000       $ 1.375-$1.50
                                                        =========       =============

            Options exercisable, June 30, 1996            164,834       $ 1.375-$1.50
                                                        =========       =============

     In addition, the Company has granted options outside the Plan, primarily to directors and consultants at 100% of the fair market value per share at the date of grant. During fiscal 1995, options for 30,000 shares at $1.375 per share, including options for 15,000 shares issued to replace existing options, were granted to two directors of the Company, which became exercisable in four equal annual installments beginning on December 15, 1994. Also during fiscal 1995, options for 35,000 shares at $1.375 per share, including options for 15,000 shares issued to replace existing options, were granted to two consultants and one former employee of the Company; 15,000 such shares were exercisable at December 15, 1994, and 20,000 shares became exercisable in four equal annual installments beginning on December 15, 1994. During fiscal 1996, options for 60,000 shares at $1.30 per share were granted to a consultant to the Company, which became exercisable in five equal annual installments beginning on July 31, 1995. As of June 30, 1996, options for 221,617 shares were outstanding at exercise prices ranging from $.067 to $5.6875 per share, of which 148,617 were exercisable within the same exercise price range.

               PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1996

                                   (Continued)

(6)  INCOME TAXES
     The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, whereby a deferred tax asset or liability is measured by the enacted tax rates that would be in effect when any differences between the financial statement and tax bases of assets and liabilities reverse.

     The provision for income taxes in the accompanying consolidated statements of operations consists of the following for the three years ended June 30,
     1996:
                                                        1996          1995        1994
              Current-
                  Federal                            $  67,000      $ 52,000       $--
                  State                                  3,000            --        --
                  Foreign                               33,000         2,000        --
                                                     ---------      --------       ---
                                                       103,000        54,000        --

              Deferred-
                  Federal                              (67,000)      (52,000)        --

              Charge in lieu of income taxes                --       148,000        --
                                                     ---------      --------       ---
                                                     $  36,000      $150,000       $--
                                                     =========      ========       ===

     A reconciliation of the federal statutory rate to the Company's effective tax rate for the three years ended June 30, 1996 is as follows:
                                                          1996       1995     1994
     Income tax provision at federal statutory rate       34.0%      34.0%    34.0%

     Increase (decrease) in tax resulting from--
        Utilization of operating loss carryforwards         --       (3.1)      --
        Operating loss carryforwards not benefited          --         --     14.0
        Temporary items with no tax benefit                7.3         --    (49.5)
        Tax credits utilized                              (4.1)      (6.4)      --
        Change in valuation allowance                    (35.5)      (7.1)      --
        Prior year tax adjustments                         5.0         --       --
        Other                                              1.5        3.1      1.5
                                                         -----      -----    -----

               Effective tax rate                          8.2%      20.5%      --%
                                                         =====      =====    =====

                                       25

               PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1996

                                   (Continued)

(6)  INCOME TAXES (Continued)

     The components of the net deferred tax asset at June 30, 1996 and 1995 are approximately as follows:
                                                               1996            1995
     Reserves and accruals not yet deducted for tax
     purposes                                                $175,000        $ 265,000
     Other temporary differences                               17,000           17,000
                                                             --------        ---------
                                                              192,000          282,000

     Valuation allowance                                      (73,000)        (230,000)
                                                             --------        ---------

             Net deferred tax asset                          $119,000        $  52,000
                                                             ========        =========

     A full valuation allowance was provided upon the adoption of SFAS No. 109 in 1993 due to the uncertainty at that time of the future realizability of the Company's deferred tax asset. During fiscal 1996 and 1995, the Company reduced the valuation allowance by $157,000 and $52,000, respectively, which represents recognition of the portion of the deferred tax asset that can be carried back to offset the prior years' tax liabilities, if necessary.

(7)  PROFIT SHARING PLAN

     The Company has a defined contribution profit-sharing plan that covers all eligible employees. The Company has accrued and expensed an employer contribution to this plan of $50,000 in fiscal 1996 and $50,000 in fiscal 1995. No employer contributions were made in fiscal 1994.

ITEM 8.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
         ------------------------------------------------
         ACCOUNTING AND FINANCIAL DISCLOSURE.
         ------------------------------------

         None.

                                    PART III

ITEM 9   DIRECTORS, EXECUTIVE OFFICERS, AND CONTROL PERSONS; Compliance with
         Section 16(a) of the Exchange Act. The Company will furnish to the Securities and Exchange Commission a definitive Proxy Statement (the "Proxy Statement") not later than 120 days after the close of its fiscal year ended June 30, 1996. The information required by this item is incorporated herein by reference to the Proxy Statement.

ITEM 10 EXECUTIVE COMPENSATION. The information required by this item is incorporated herein by reference to the Proxy Statement.

ITEM 11 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. The information required by this item is incorporated herein by reference to the Proxy Statement.

ITEM 12 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. The information required by this item is incorporated herein by reference to the Proxy Statement.

                                     PART IV

ITEM 13  EXHIBITS AND REPORTS ON FORM 8-K.
         ---------------------------------

(a) Exhibits.
    ---------

    The exhibits listed below are filed with or incorporated by reference in this report.

         3.1   Articles of Organization of the Company(1)
         3.2   By-laws of Precision Optics Corporation, Inc.(2)
         4.1   Specimen common stock certificate(1)
         4.2 Private Placement Selling Agent Common Stock Warrant No. 4 dated April 28, 1992 issued to James L. Davis and Schedule 1 of Omitted Documents(3)
         4.3 Initial Public Offering Common Stock Purchase Warrant No. 3 dated July 10, 1992 issued to John C. Michalak and Schedule 2 of Omitted Documents(3)
         4.4 Warrant No. U-1 to Purchase Shares of Common Stock of the Company dated January 24, 1992 issued to Nathan Newman and Schedule 3 of Omitted Documents(3)
         4.5 Promissory Note dated December 5, 1991 between the Company and The First National Bank of Boston.(4)
         4.6 Agreement Restricting Sale of Stock dated January 15, 1992 by and among Richard E. Forkey, the Company, Kennedy, Mathews, Landis, Healy & Pecora Incorporated, and Equity Securities Trading Co., Inc.(3)

         4.7   Option Share Escrow Agreement by and among the Company, the
               Commissioner of Commerce for the State of Minnesota, Resource
               Bank & Trust, and David McNally and Schedule of Omitted
               Documents(4)
         10.1  Lease dated June 29, 1984 between the Company and Equity, First
               Amendment to Commercial Lease dated June 25, 1990, and letter agreement dated June 25, 1990 renewing such lease(1)
         10.2  Precision Optics Corporation, Inc. 1989 Stock Option Plan amended to date (the "Plan")(5)
         10.3  Stock Option to Joel R. Pitlor dated May 30, 1989 and letter agreement dated June 25, 1990 amending such option(1)
         10.4  Stock Option to Robert R. Shannon dated June 25, 1990(2)
         10.5  Stock Option to Joel R. Pitlor dated April 7, 1992 and Schedule 4 of Omitted Documents(3)
         10.6  Form of the Company's Non-disclosure and Non-Competition
               Agreement(1)
         10.7  Three separate life insurance policies on the life of Richard E.
               Forkey(1)
         10.8  Agreement dated October 19, 1991 between the Boston Stock
               Exchange and the Company(2)
         10.9  Agreement dated November 18, 1991 between The NASDAQ Stock Market and the Company(3)
         10.10 Master Lease Finance Agreement dated November 3, 1993 between the
               Company and BancBoston Leasing.(5)
         10.11 Second Amendment to Commercial Lease between the Company and
               Equity dated December 9, 1994.
         10.12 Lease dated November 1, 1995 between the Company and Janice M.
               Bouchard, Trustee of Authority Drive Realty Trust.
         21    Subsidiaries of Precision Optics Corporation, Inc.
         99    Important Factors Regarding Forward-Looking Statements.(6)


1 Incorporated herein by reference to the Company's Registration Statement on Form S-18 (No. 33-36710-B).
2 Incorporated herein by reference to the Company's 1991 Annual Report on Form 10-KSB.
3 Incorporated herein by reference to the Company's 1992 Annual Report on Form 10-KSB.
4 Incorporated herein by reference to the Company's Registration Statement on Form S-1 (No.33-43929).
5 Incorporated herein by reference to the Company's 1994 Annual Report on Form 10-KSB.
6 Incorporated herein by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996.

(b)  Reports on Form 8-K.
     -------------------

     None.

                                   SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  September 19, 1996                    PRECISION OPTICS CORPORATION, INC.


                                             By:/s/ Richard E. Forkey
                                                -------------------------
                                                Richard E. Forkey
                                                Chairman of the Board and
                                                Chief Executive Officer

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



By:/s/ Richard E. Forkey                      By:/s/ Jack P. Dreimiller
   -----------------------------                 -------------------------------
   Richard E. Forkey                             Jack P. Dreimiller
   President, Treasurer, and                     Senior Vice President, Finance
   Director (Principal                           and Chief Financial Officer
   Executive Officer)                            (Principal Financial and
                                                  Accounting Officer)

September 19, 1996                            September 19, 1996
--------------------------------              ------------------
Date                                          Date


By:/s/ Joel R. Pitlor                         By:/s/ Edward A. Benjamin
   -----------------------------                 -------------------------------
   Joel R. Pitlor                                Edward A. Benjamin
   Director                                      Director



September 19, 1996                            September 19, 1996
--------------------------------              ------------------
Date                                          Date


By:/s/ Robert R. Shannon
   -----------------------------
   Robert R. Shannon
   Director

September 19, 1996
--------------------------------
Date

                                INDEX TO EXHIBITS

         3.1   Articles of Organization of the Company(1)
         3.2   By-laws of Precision Optics Corporation, Inc.(2)
         4.1   Specimen common stock certificate(1)
         4.2   Private Placement Selling Agent Common Stock Warrant No. 4 dated
               April 28, 1992 issued to James L. Davis and Schedule 1 of Omitted
               Documents(3)
         4.3   Initial Public Offering Common Stock Purchase Warrant No. 3 dated
               July 10, 1992 issued to John C. Michalak and Schedule 2 of
               Omitted Documents(3)
         4.4   Warrant No. U-1 to Purchase Shares of Common Stock of the Company
               dated January 24, 1992 issued to Nathan Newman and Schedule 3 of
               Omitted Documents(3)
         4.5   Promissory Note dated December 5, 1991 between the Company and
               The First National Bank of Boston.(4)
         4.6   Agreement Restricting Sale of Stock dated January 15, 1992 by and among Richard E. Forkey, the Company, Kennedy, Mathews, Landis,
               Healy & Pecora Incorporated, and Equity Securities Trading Co.,
               Inc.(3)
         4.7   Option Share Escrow Agreement by and among the Company, the
               Commissioner of Commerce for the State of Minnesota, Resource
               Bank & Trust, and David McNally and Schedule of Omitted
               Documents(4)
         10.1  Lease dated June 29, 1984 between the Company and Equity, First
               Amendment to Commercial Lease dated June 25, 1990, and letter agreement dated June 25, 1990 renewing such lease(1)
         10.2  Precision Optics Corporation, Inc. 1989 Stock Option Plan amended to date (the "Plan")(5)
         10.3  Stock Option to Joel R. Pitlor dated May 30, 1989 and letter agreement dated June 25, 1990 amending such option(1)
         10.4  Stock Option to Robert R. Shannon dated June 25, 1990(2)
         10.5  Stock Option to Joel R. Pitlor dated April 7, 1992 and Schedule 4 of Omitted Documents(3)
         10.6  Form of the Company's Non-disclosure and Non-Competition
               Agreement(1)
         10.7  Three separate life insurance policies on the life of Richard E.
               Forkey(1)
         10.8  Agreement dated October 19, 1991 between the Boston Stock
               Exchange and the Company(2)
         10.9  Agreement dated November 15, 1991 between The NASDAQ Stock Market and the Company(3)
         10.10 Master Lease Finance Agreement dated November 3, 1993 between the
               Company and BancBoston Leasing.(5)
         10.11 Second Amendment to Commercial Lease between the Company and
               Equity dated December 9, 1994.
         10.12 Lease dated November 1, 1995 between the Company and Janice M.
               Bouchard, Trustee of Authority Drive Realty Trust.
         21    Subsidiaries of Precision Optics Corporation, Inc.
         99    Important Factors Regarding Forward-Looking Statements.(6)

1 Incorporated herein by reference to the Company's Registration Statement on Form S-18 (No. 33-36710-B).
2 Incorporated herein by reference to the Company's 1991 Annual Report on Form 10-KSB.
3 Incorporated herein by reference to the Company's 1992 Annual Report on Form 10-KSB.
4 Incorporated herein by reference to the Company's Registration Statement on Form S-1 (No.33-43929).

5 Incorporated herein by reference to the Company's 1994 Annual Report on Form 10-KSB.
6 Incorporated herein by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996.

[Graphic of rectangle]


Your
Partner
with a
Vision

[Graphic of sign]
                             poc inc.
                             PRECISION OPTICS CORPORATION
                             22 East Broadway. Gardner, MA  01440
                             508-630-1800   1-800-447-2812   Fax 508-630-1487